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                                                                       EXHIBIT Y

                                   DEBENTURE
                                   ---------

1. Simmonds Capital Limited (hereinafter called the "Company") for value received, hereby acknowledges itself indebted and promises to pay to Mees Pierson ICS Limited (hereinafter called the "Holder") on October 8, 1996 the sum of THREE MILLION DOLLARS (US$3,000,000) in lawful money of the United States of America (the "Principal Amount") and to pay interest thereon at the rate of twelve and sixty-eight one hundredths per cent (12.68%) per annum payable monthly in arrears on the last Business Day of each month as well after as before maturity, default and judgment, in like money and to pay interest on overdue interest at the said rate.

2. (a)   As security for the payment of the Obligations, the Company hereby:
         (i) grants a security interest in and pledges the Securities to and in favour of the Holder; (ii) charges as and by way of a floating charge, to and in favour of the Holder, its undertaking and all its property and assets for the time being, both present and future, now owned or hereafter acquired by the Company, of whatsoever nature and kind and wheresoever situate (other than the last day of any lease, 1,000,000 common shares of Intek Diversified Corporation and the shares of the SCL Subsidiaries held by the Company (including dividends, distributions and proceeds thereof)), but without limiting the generality of the foregoing, all substitutions and replacements therefor, increases, additions and accessions thereto and any interest of the Company therein and all property in any form (including money) that indemnifies or compensates for all or part of the Mortgaged Property or proceeds therefrom that is destroyed and damaged (collectively, the "Mortgaged Property"); provided however that unless the security hereby constituted has become enforceable and remains enforceable, the Holder shall not hinder or prevent the Company at any time and from time to time from selling, leasing, assigning or otherwise disposing of or dealing with the subject matter of such floating charge in the ordinary course of its business and for the purpose of carrying on the same (the said security interest and pledge of the Securities and the Mortgaged Property being hereinafter referred to collectively as the "Security Interest"). The Holder shall have no rights in the Collateral other than the Security Interest and its rights hereunder.

   (b)   The Security Interest shall extend to the Proceeds.

   (c) The Company acknowledges and agrees that the Security Interest is intended to attach to the Collateral upon the date of execution of this Debenture.

   (d) To have and to hold the Collateral and all rights hereby conferred unto the Holder forever for the uses and purposes and with the powers and authority and subject to the terms and conditions herein set forth.

   (e) The Company delivers herewith to the Holder, the certificates representing the Securities (except certificates representing $1,025,000(CDN) principal amount of Class A Debentures of Circuit World Corporation which have been previously delivered to Octagon Capital Canada Corporation) in accordance with the terms of this Debenture.
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                                     - 2 -

   (f) The Securities other than any restrictions on transfers required by applicable U.S. securities laws shall be freely transferable by delivery or shall be accompanied by any and all endorsements, powers of attorney or instruments necessary to permit the transfer, disposition and, if applicable, the re-registration of the Securities as may be required as a result of the Holder exercising its remedies under section 3 hereof, subject to the requirements of applicable securities legislation.

   (g) Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all interest, dividends or other like payments or distributions (whether in cash, securities (as such term is defined in subsection 1(1) of the Act) or other property) at any time payable on or with respect to the Securities and unless and until an Event of Default shall have occurred and be continuing, all such interest, dividends or other like payments or distributions at any time payable to the Company on or with respect to the Securities received by the Holder shall forthwith be paid or delivered by the Holder to the Company or as it may direct, free and clear of the Security Interest.

   (h) Unless and until an Event of Default shall have occurred and be continuing, the Company shall be entitled to vote the Securities and to give consents, waivers, notices and ratifications, and to take other action in respect of the Securities, provided, however, that no vote shall be cast or consent, waiver, notice or ratification given or action taken which would impair the Securities or be inconsistent with or violate any provision of this Debenture.

   (i) Unless and until an Event of Default shall have occurred and be continuing, the Company may possess, operate, collect, use and enjoy and deal with the Inventory and the Accounts in the ordinary course of the Company's business in any manner not inconsistent with the provisions hereof; provided always that the Holder shall have the right at any time and from time to time to verify the existence and state of the Inventory and the Accounts and the Company agrees to furnish all assistance and information and to perform all such acts as the Holder may reasonably request in connection therewith and for such purpose to grant the Holder or its agents access to all places where the Inventory may be located and to all premises occupied by the Company where records concerning the Accounts and the Inventory may be maintained by the Company.

   (j) It is understood and agreed that the Holder, at any time and from time to time when an Event of Default shall have occurred and be continuing, may enforce, subject to any applicable grace periods, any and all of the rights of the Company with respect to the Collateral, including those rights described in paragraph (g) of this section 2.

   (k) It is understood and agreed that the Holder shall release its rights in the Accounts and Inventory of the Midland division of SCL, in the event of a sale of such assets to Intek Diversified Corporation, provided, however, that the proceeds of the sale of such assets are applied to the repayment of this Debenture.
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                                     - 3 -

   (l) If at any time the Company acquires any securities of any corporation that are listed and posted for trading on any stock exchange or quoted on any over-the-counter market ("marketable securities"), such marketable securities shall forthwith constitute part of the Collateral hereunder and the Company covenants and agrees to deliver certificates representing all such marketable securities to the Holder to be held by the Holder in accordance with the terms of this Debenture.

3. (a) Each of the following events is herein sometimes referred to as an "Event of Default";

         (i) if default is made in the payment of the Principal Amount or interest when the same becomes due under the provisions hereof; or

         (ii) if a decree or order of a court having jurisdiction is entered adjudging the Company or any SCL Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or winding-up of the Company under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing process of execution against any substantial part of the property of the Company or any SCL Subsidiary, or appointing a receiver, or ordering the winding-up or liquidation of the affairs, of the Company or any SCL Subsidiary; or

         (iii) if a resolution is passed for the winding-up or liquidation of the Company or any SCL Subsidiary (unless in respect of a winding-up or liquidation of any SCL Subsidiary, the proceeds of such winding-up or liquidation are disbursed to the direct shareholders of such SCL Subsidiary) or if the Company or any SCL Subsidiary institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it or makes a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada) or analogous laws, or consents to the filing of a petition for any such proceedings or for the appointment of a receiver of, or of any substantial part of, its property, or admits in writing its inability to pay its debts generally as they become due or takes action in furtherance of any of the aforesaid purposes; or

         (iv) if any event of default or any event which, with the passage of time or the giving of notice or both, would constitute an event of default, as defined in the indentures or instruments under which the Company or any of its SCL Subsidiaries has at the date hereof or shall hereafter have outstanding indebtedness for borrowed money (which indebtedness, in accordance with generally accepted accounting principles, would be classified as a liability on a consolidated balance sheet) in an aggregate amount equal to or greater than US$3,000,000, shall have occurred and be continuing, and the trustees or holders of such indebtedness have accelerated the maturity of such indebtedness; or

         (v) any representation and warranty made by the Company or Midland International Corporation ("Midland") in the loan agreement (the "Loan Agreement") dated the date hereof among the Company, Midland and the Holder or in any of the Guarantee Documents (as such term is defined in the Loan Agreement), or in any other certificate or other document at any time delivered to the Holder shall prove to have been incorrect on and as of the date of the Loan Agreement; or

         (vi) the Company shall have revised or withdrawn the written instructions to Heenan Blaikie referred to in section 3.1 of the Loan Agreement; or

         (vii) if the Company breaches any of its covenants or obligations hereunder and such breach is not cured within ten (10) Business Days of the Holder giving notice thereof to the Company, provided that such breach is curable.

   (b) In case any Event of Default has occurred and is continuing, the Security Interest shall immediately become enforceable and the Holder may, forthwith or at any time thereafter (but, in the event that the Holder shall proceed under any of the remedies set forth in paragraphs
         (iv) and (v) inclusive of this paragraph (b) only upon ten Business Days' notice to the Company), except in the event such Event of Default shall have been cured prior to any action by the Holder under this paragraph (b) and except as provided by applicable law or this Debenture, take any one or more of the following actions:

         (i) declare any or all of the Obligations to be immediately due and payable by giving notice in writing thereof to the Company and, in such event, such Obligations shall be forthwith due and owing by the Company to the Holder;

         (ii) immediately take possession of the Mortgaged Property with power, among other things to exclude the Company, to preserve and maintain the Mortgaged Property to receive rents income and profits of all kinds and enjoy and exercise all powers necessary to the performance of all functions made necessary by such possession;

         (iii) commence legal action to enforce payment of the Obligations;

         (iv) subject to any applicable law, dispose of the Collateral by private sale, public sale or otherwise upon such terms and conditions as the Holder may determine; provided that the Holder may apply and allocate any proceeds arising from the realization of the Collateral to the Obligations in such manner as the Holder in its absolute discretion, shall deem appropriate;

         (v) elect to retain the Collateral or any portion thereof irrevocably in full and final satisfaction of the Obligations by giving written notice of such election to the Company;

         (vi) exercise any or all of the rights and privileges attaching to any of the Collateral as if the Holder were the absolute owner thereof;

         (vii) by instrument in writing appoint any person to be a receiver of the Mortgaged Property and to remove and replace any such receiver, which shall have the power to exercise the powers of the Holder hereunder;

        (viii) file such proofs of claims or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding- up, liquidation, arrangement, dissolution or other proceedings (voluntary or otherwise) relating to the Company;

         (ix) where the Collateral has been disposed of by the Holder as provided herein, commence legal action against the Company for the difference, if any, between (i) any damages suffered by the Holder or its assigns resulting directly or indirectly from the violation by the Company of this Debenture (including, without limitation, the Obligations); and (ii) the proceeds received by the Holder on a disposition of the Collateral or Proceeds (hereinafter referred to as the "Deficiency"); or

         (x) take any other action, suit, remedy or proceeding authorized or permitted by this Debenture or by law or equity.

   (c) The Company shall pay to the Holder on demand all costs and expenses of the Holder (including legal fees) incurred in exercising its rights hereunder, which costs and expenses shall form part of the Obligations, and shall be paid by the Company to the Holder forthwith after demand therefor shall have been made by the Holder to the Company together with interest from and including the date of demand or, if the Holder has taken steps to exercise its rights under paragraph (b)(v) of this section 3, from and including the date upon which the cost or expense is incurred at a rate of twelve and sixty-eight one hundredths percent (12.68%) per annum, payable before and after demand, maturity, default and judgment, with interest on amounts in default at the same rate.
         All such interest shall be payable on demand, shall be determined daily and shall be compounded and payable monthly in arrears on the last Business Day of each month. Payment of such interest shall be secured by the Security Interest.

   (d) Where the Collateral has been disposed of by the Holder, the Deficiency shall be paid by the Company to the Holder forthwith after demand therefor shall have been made by the Holder to the Company together with interest from and including the date upon which the Deficiency arises at a rate of twelve and sixty-eight one hundredths percent (12.68%) per annum payable before and after demand, maturity, default and judgment, with interest on amounts in default at the same rate.
         All such interest shall be payable on demand, shall be determined daily and shall be compounded and payable monthly in arrears on the last Business Day of each month. Payment of the Deficiency together with such interest shall be secured by the Security Interest.

   (e) The Holder shall not be under any obligation, or be liable or accountable for any failure, to enforce payment or performance of the Obligations or to exercise any of its rights and remedies hereunder and shall not be under any obligation to institute proceedings for any of such purposes.
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                                     - 6 -

   (f) At any time before the Holder has disposed of the Collateral as provided for herein or before the Holder has elected, in the manner set out in paragraph (b)(v) of this section 3, to retain all or part of the Collateral irrevocably, the Company may redeem the Collateral by satisfying all of its obligations and liabilities under this Debenture.

   (g) The Company irrevocably constitutes and appoints the Holder and its directors and officers holding office from time to time as the true and lawful attorneys of the Company with full power of substitution in the name of the Company to do any and all such acts or things or execute and deliver all such agreements, documents and instruments as the Holder, in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this Debenture or to exercise its rights and remedies hereunder, including without in any way limiting the generality of the foregoing: (i) transferring any or all of the Collateral into the name of the Holder or to any person who acquires the same pursuant to the provisions of paragraph (b) of this section 3; (ii) endorsing, negotiating or redeeming any Collateral;
         (iii) exercising any voting rights associated with the Securities and executing any proxies or similar instruments in furtherance thereof; and (iv) realizing or collecting any Proceeds or any dividends, principal, interest or other payments on the Securities or in respect thereof. The Company hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this paragraph (g). This power of attorney being coupled with an interest shall not be revoked or terminated by any act or thing and shall remain in full force and effect until this Debenture has been terminated.

   (h) The Company will, from time to time at the request of the Holder, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Holder shall reasonably request by notice in writing given to the Holder in order to create, preserve, perfect, validate or otherwise protect the Security Interest, to enable the Holder to exercise and enforce any of its rights and remedies hereunder and generally to carry out the provisions and purposes of this Debenture.

4. The Company hereby covenants and agrees with the Holder that until all monies owing hereunder are paid in full it will take or cause to be taken all such steps and actions to ensure that an Event of Default shall not occur. The Company agrees to deliver to the Holder, forthwith upon becoming aware of any Event of Default, or any act, condition or occurrence which, with notice or the lapse of time, or both, would become an Event of Default, a notice in writing specifying such Event of Default or such act, condition or occurrence.

5. The Company shall not create, incur, assume or permit to exist any security interests, charges, mortgages, liens, hypothecs, pledges, assignments or other encumbrances which encumber the Collateral other than Permitted Encumbrances.

6. Notwithstanding any provision contained herein, the Company shall not be obliged to make any payments of interest or other amounts payable to the Holder hereunder in excess of the amount or rate which would be prohibited by applicable law or would result in the receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)).

7. Payments of the Principal Amount and interest thereon and any other amount payable hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated by the Holder or to such other account or in such other manner as shall have been designated by the Holder by written notice to the Company.

8. If the date on which any payment is required to be made pursuant to the provisions of this Debenture occurs on a day which is not a Business Day, such payment shall be due and payable on the immediately succeeding Business Day.

9. The Company may at any time at its option prepay without penalty the Principal Amount together with all accrued and unpaid interest owing thereon.

10. Upon the satisfaction of the Obligations, the Holder shall at its own expense deliver to the Company possession of all Collateral and make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Company shall consider reasonably necessary or desirable to discharge the Security Interest, to release and discharge the Collateral therefrom and to record such release and discharge in all appropriate offices of public record.

11. In this Debenture and any amendments hereto, the following terms shall have the following meanings, respectively:

     (a) "ACCOUNTS" has the meaning ascribed to such term under the Personal Property Security Act (Ontario);

     (b) "ACT" means the Personal Property Security Act (Ontario), as now in effect, or any legislation that may be substituted therefor, and as the same may from time to time hereafter be amended;

     (c) "BUSINESS DAY" means a day of the year other than a Saturday, a Sunday or a day observed as a statutory holiday in Ontario;

     (d) "COLLATERAL" means the Securities and any securities issued on the exercise, conversion or exchange thereof or any other security or property derived therefrom and the Mortgaged Property;

     (e) "EVENT OF DEFAULT" has the meaning ascribed thereto in section 3 hereof;

     (f) "INVENTORY" has the meaning ascribed to such term under the Personal Property Security Act (Ontario);

     (g) "OBLIGATIONS" means all liabilities and obligations of any kind or nature now or at any time and from time to time owing by the Company to the Holder pursuant to or by virtue of this Debenture including, without limitation, the Principal Amount and any interest thereon;

     (h)  "PERMITTED ENCUMBRANCES" means:

          (i) liens for taxes, assessments or governmental charges incurred in the ordinary course of business that are not yet due and payable or the validity of which is being actively and diligently contested in good faith by the Company or Midland in respect of which the Company or Midland has established on its books reserves considered by it and its auditors to be adequate therefor, all enforcement proceedings have been stayed and provision for payment has been made in accordance with (xiii) below;

          (ii) rights reserved to or vested in any governmental body by the terms of any lease, licence, franchise, grant or permit, or by any statutory provision, to terminate the same, to take action which results in an expropriation, to designate a purchaser of any mortgaged property or to require annual or other payments as a condition to the continuance thereof;

          (iii) construction, mechanics', carriers', repairers', storers', warehousemen's and materialmen's liens and liens in respect of vacation pay, workers' compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which the Company or Midland has not received written notice of a lien;

          (iv) liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by the Company or Midland; execution thereon has been stayed and continues to be stayed; the Holder is furnished, at its request, with sufficient security to protect its interest; and such liens do not, in the aggregate, materially detract from the value of the mortgaged property or materially impair the use thereof in the business of the Company or Midland;

          (v) good faith deposits made in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, surety, customs, performance bonds and other similar obligations;

          (vi) deposits to secure public or statutory obligations or in connection with any matter giving rise to a lien described in
                (iii) above;

          (vii) deposits of cash or securities in connection with any appeal, review or contestation of any lien or any matter giving rise to a lien described in (i) or (iv) above;

         (viii) zoning restrictions, easements, rights of way, leases or other similar encumbrances or privileges in respect of real property which in the aggregate do not materially impair the use of such property by the Company or Midland, as the case may be, in the operation of its business, and which are not violated in any material respect by existing or proposed structures or land use;

          (ix) purchase-money securities interests (as such term is defined under the Personal Property Security Act (Ontario));

          (x) security given by the Company or Midland, to a public utility or any Governmental Body, when required by such utility or Governmental Body in connection with the operations of the Company or Midland, as the case may be, in the ordinary course of its business, which singly or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Company or Midland, as the case may be;

          (xi) the reservation in any original grants from the Crown of any land or interest therein and statutory exceptions to title;

          (xii) any lien in existence at the date hereof, other than a construction lien, payment of which has been provided for by deposit prior to the date hereof with a financial institution in an amount in cash, or the obtaining of a surety bond or letter of credit satisfactory to a financial institution, sufficient in either case to pay or discharge such lien;

         (xiii) any security of the Company granted to the Royal Bank of Canada;

          (xiv) any security of the Company granted to Quest Capital Corporation pursuant to the Quest Security (as defined in subsection 2.2(f) of the Loan Agreement); and

          (xv) any other lien which the Holder approves in writing as a Permitted Encumbrance;

     (i) "PROCEEDS" means identifiable or traceable personal property in any form (including money) derived, directly or indirectly, from any dealing with the Collateral or proceeds therefrom and includes any payment that indemnifies or compensates for loss or damage to the Collateral or Proceeds therefrom;

     (j) "SCL SUBSIDIARIES" means (i) A.C. Simmonds & Sons Limited, (ii) A.C. Simmonds Components Ltd., (iii) SCL Plastics Inc., (iv) SCL Technologies Inc., (v) Simmonds Technologies Inc. and (vi) any company holding all of the shares in the capital stock of the foregoing companies, which is a direct or indirect wholly owned subsidiary of the Company, not less than 80% of the fair market value of the assets of which shall consist of the shares of any such companies;

     (k) "SECURITY INTEREST" has the meaning ascribed thereto in section 2 hereof; and

     (l)  "SECURITIES" means:

          (i) $1,625,000(CDN) principal amount of Class A Debentures of Circuit World Corporation ("Circuit World");

          (ii) shares earned under a contractual obligation between the Company and Circuit World of which 1,500,000 common shares of Circuit World have been beneficially earned but as of the date hereof unissued;

          (iii)  150,000 common shares of Ventel, Inc.;

          (iv) 400,000 shares of common stock of Intek Diversified Corporation ("Intek");

          (v) the Company's rights under an option agreement with Roamer One Holdings Inc. to exercise options for 1,000,000 common shares of Intek (the right to exercise options for 600,000 common shares of Intek shall be reserved for the Company); and

          (vi)  all other marketable securities referred to in section 2(l).

12. All communications (including, without limitation, any demand for payment hereunder) shall be effectively given if (i) delivered by hand, (ii) sent by electronic or facsimile communication, or (iii) sent by prepaid courier service addressed to the Company at 5255 Yonge Street, Willowdale, Ontario, M2N 6P4,
Attention: David O'Kell (Facsimile (416) 221-3800) or to the Holder at Camomile Court, 23 Camomile, London, United Kingdon, EC3A7PP Attention:
Stephen Grimwood.

     Any notice so given shall be deemed conclusively to have been given and received when so delivered by hand or sent by electronic communication or facsimile or on the second day following the sending thereof by courier. Any other party may change any particulars of its address for notice to the other in the manner aforesaid.

13. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in case of any such loss, theft or destruction of this Debenture, upon delivery of an indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of this Debenture for cancellation at the offices of the Company, the Company at its expense will make and deliver a new Debenture of like tenor in lieu of such lost, stolen, destroyed or mutilated Debenture.

14. The Holder may compound, compromise, grant extension, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Company and others and the Collateral as it sees fit without prejudice to any of its rights hereunder. The Holder need not see to the exercise of any option or right in connection with the Collateral and need not protect or preserve it from, and is hereby released from all responsibility for, depreciation in or loss of value of the Collateral and the Holder shall be bound to exercise in the keeping of the Collateral only the same degree of care as if it were the property of the Holder. No remedy hereby conferred upon or reserved to the Holder for the realization of the Collateral, enforcement of rights of the Holder or otherwise is intended to be exclusive of any other remedy or remedies hereunder or any other security held hereto and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other document or agreement in respect of the amounts owing by the Company to the Holder. The taking of any action or proceedings or refraining from doing so or any other dealings with any other security for the money hereby secured, shall not release or affect the security hereunder. This Debenture and the security hereunder are in addition to and not in substitution for any other security held by the Holder and shall not operate as a merger of any debt or suspend the fulfilment of or affect the rights, remedies and powers of the Holder in respect of the Obligations or any security held by the Holder for the fulfilment thereof.

15. Notwithstanding anything to the contrary contained herein, Holder agrees upon receipt of this Debenture that it shall not sell, transfer, assign, pledge or otherwise dispose of, or cause the sale, transfer, assignment, pledge or other disposition of, the shares of Common Stock ("Common Stock") of Intek Diversified Corporation ("Intek") constituting the Collateral unless such sale, transfer, assignment, pledge or other disposition has been registered or is exempt under the Securities Act of 1933 (the "Securities Act") and has been registered or qualified or is exempt from registration or qualification under applicable securities laws and Holder provides to Intek an opinion of counsel satisfactory to Intek that a sale, transfer, assignment, pledge or other disposition of such Common Stock may be made without registration.

16. Holder represents upon receipt of this Debenture to the Company as follows:

     (a) The interest in the Common Stock and any Common Stock that may be acquired by Holder will be acquired for Holder's own account and not with a view to, or present intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

     (b) Holder is sophisticated in financial matters and is able to evaluate the risks and benefits of any investment in the Common Stock;

     (c) The executive officers of Holder had an opportunity to ask questions and receive answers concerning the terms and conditions of the acquisition of the interest in the Common Stock of Intek and have had full access to such other information concerning Intek as Holder has requested.

     (d) Holder is able to bear the economic risk of any investment in the Common Stock of Intek for an indefinite period of time because the Common Stock of Intek has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

17. Holder acknowledges upon receipt of this Debenture that until such time as the Common Stock has been registered for resale pursuant to the Securities Act (or an opinion of counsel reasonably satisfactory to Intek is provided that a public sale, transfer, or assignment of such Common Stock may be made without registration under the Securities Act), each certificate representing the Common Stock shall be endorsed with the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPTION OF COUNSEL SATISFACTORY TO THE CORPORATION).

18. Holder acknowledges upon receipt of this Debenture that Intek may place stop transfer orders against the registration or transfer of any Common Stock until such time as the requirements of the foregoing legend are satisfied.

19. This Debenture and any covenants and agreements of the Company herein shall be binding upon and enforceable against the Company and its successors and assigns and shall enure to the benefit of the Holder and its successors and assigns, provided that this Debenture may not be assigned by the Holder except in compliance with all applicable securities legislation.

20. This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

21. The Company covenants and agrees that, to the fullest extent permitted by the law, it shall make all payments hereunder without regard to any defence, counterclaim or right of set-off available to it other than under this Debenture and that any permitted assignee of the Holder shall have all of the Holder's rights and remedies under this Debenture.


        IN WITNESS WHEREOF the Company caused its corporate seal to be hereunto affixed and this Debenture to be duly executed this 11th day of April,1996.


                              SIMMONDS CAPITAL LIMITED



                              Per:     /s/ David C. O'Kell                   c/s
                                       -----------------------------------------

                              name:    David C. O'Kell, Executive Vice President
                                       -----------------------------------------